                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Municipal Investment Trust Fund, Intermediate Term Series 407, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-73251 of our report dated June 15, 1999 relating to the Statement of Condition of Municipal Investment Trust Fund, Intermediate Term Series 407, Defined Asset Funds, and to the reference to us under the heading 'How the Fund Works--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
June 15, 1999